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                                                                     EXHIBIT 8.2


     [LETTERHEAD OF ROBERTS, SHERIDAN & KOTEL A PROFESSIONAL CORPORATION]



                                                         October 23, 1997

Discovery Laboratories, Inc.

Ladies and Gentlemen:

          We have acted as counsel to Discovery Laboratories, Inc., a Delaware corporation ("Discovery"), in connection with the planned merger (the "Merger") of Discovery with and into Ansan Pharmaceuticals, Inc. ("Ansan"), a Delaware corporation, pursuant to the Agreement and Plan of Reorganization and Merger dated July 16, 1997 (the "Transaction Agreement") between Discovery and Ansan and as described in the Proxy Statement/Prospectus (the "Proxy Statement") that is included in the Registration Statement on Form S-4 (the "Registration Statement"), Registration No. 333-34337, covering the registration of Ansan common shares ("Ansan Shares"), under the Securities Act of 1933, as amended (the "Act"), as filed by Ansan with the Securities and Exchange Commission (the "SEC") on August 23, 1997. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Transaction Agreement or, if not defined therein, in the Proxy Statement.

          For purposes of this opinion we have assumed, with your consent, upon the accuracy and completeness of the statements and representations contained in
(i) the Officer's Certificate of each of Ansan and Discovery, (attached hereto as appendices 1 and 2), (ii) the Transaction Agreement, (iii) the Registration Statement and (iv) the Proxy Statement, which statements and representations we have not verified. We have also assumed that the Merger will be consummated in accordance with the Transaction Agreement and as described in the Proxy Statement.

          Based upon, and subject to the foregoing, we are of the opinion that, for United States federal income tax purposes:

          1. The Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Each of Ansan and Discovery will be a party to such reorganization within the meaning of Section 368(b) of the Code.


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     3.    Except for cash received in lieu of fractional Ansan Shares, no gain or loss will be recognized by a stockholder of Discovery as a result of the Merger with respect to the shares of Discovery Stock converted into Ansan Shares.

     4. An exchanging Discovery Shareholder will have the same aggregate tax basis in the Ansan Shares received as he or she had in the Discovery Shares surrendered in exchange therefor, reduced by any basis allocable to a fractional share of Ansan Shares for which cash was received.

     5. The holding period of Ansan Shares received by a Discovery Shareholder in the Merger will include the shareholder's holding period in the Discovery Shares exchanged therefor, provided such Discovery Shares constituted a capital asset in the hands of the exchanging shareholder.

     6. Neither Ansan nor Discovery will recognize gain or loss solely as a result of the Merger.

     Our opinion is based upon existing statutory, regulatory and judicial authority as of the date hereof, any of which may be changed at any time, possibly with retroactive effect, and is limited to the United States federal income tax matters specifically addressed herein. In addition, this opinion
(i) is based solely on the documents that we have examined, additional information provided to us and the assumptions identified herein, and (ii) may not be relied upon if any of the facts contained in those documents or if such additional information, or such assumptions, are, or later become, inaccurate. This opinion is rendered solely for your benefit in connection with transactions contemplated in the Transaction Agreement and is not to be relied upon by you for any other purpose or by any other person or firm for any purposes, in each case without our express written consent.

     We hereby consent to the inclusion of our opinion as an exhibit to the Registration Statement and to the reference to our opinion under the caption "Legal Matters" in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

                               Very truly yours,

           /s/ ROBERTS, SHERIDAN & KOTEL, A Professional Corporation
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                                                                      Appendix 1
                                                                      ----------

                                   DISCOVERY
                             OFFICER'S CERTIFICATE


          In connection with the merger (the "Merger") of Discovery Laboratories, Inc., a Delaware corporation ("Discovery") with and into Ansan Pharmaceuticals, Inc., a Delaware corporation) ("Ansan") pursuant to the Agreement and Plan of Reorganization and Merger by and between Ansan and Discovery dated as of July 16, 1997, (the "Transaction Agreement"; capitalized terms, unless otherwise defined herein, have the meanings ascribed to them in the Transaction Agreement), and for purposes of the tax opinion to be rendered by Heller Ehrman White & McAuliffe and Roberts, Sheridan & Kotel, the undersigned officer of Discovery hereby represents on behalf of Discovery that, to the best knowledge and belief of such officer, after due inquiry and investigation, the facts relating to the Merger, as such facts are set forth in the Transaction Agreement and insofar as such facts pertain to Discovery, are true, correct, and complete in all material aspects.

          The undersigned further represents on behalf of Discovery that to the best knowledge and belief of the undersigned, after due inquiry and investigation, the following:

1.             All of the information contained in the Proxy
               Statement/Prospectus regarding Discovery and the description of Merger is true, correct and complete.

2. The fair market value of the Ansan Shares and cash in lieu of fractional shares received by each Discovery shareholder will be approximately equal to the fair market value of the shares of Discovery Stock surrendered in the exchange.

3. There is no plan or intention by the shareholders of Discovery who own one percent or more of the shares of Discovery Stock as of the date of the Merger, and to the best knowledge of the management of Discovery, there is no plan or intention on the part of the remaining shareholders of Discovery to sell, exchange or otherwise dispose of a number of Ansan Shares received in the Merger that would reduce Discovery shareholders' ownership of Ansan Shares to a number of Ansan Shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding shares of Discovery Stock as of the same date. For purposes of this representation, (i) shares of Discovery Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional Ansan Shares will be treated as outstanding shares of Discovery stock on the date of the Merger and (ii) shares of Discovery Stock and Ansan Shares held by Discovery shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be taken into account.

4. The payment of cash in lieu of fractional Ansan Shares is solely for the purpose of avoiding the expense and inconvenience to Ansan of issuing fractional Ansan Shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Discovery shareholders instead of issuing fractional Ansan Shares will not exceed one percent of the total consideration that will be issued in the transaction to the Discovery shareholders in exchange for their shares of Discovery Stock. The fractional share interests of each Discovery shareholder will be aggregated, and no Discovery shareholder will receive cash in an amount equal to or greater than the value of one full Ansan Share.

5. Ansan will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Discovery immediately prior to the Merger. For purposes of this representation, the following amounts paid, or to be paid, by Discovery in connection with the Merger have been treated as assets of Discovery held immediately prior to the Merger but not acquired by Ansan: amounts paid, or to be paid, by Discovery as cash in lieu of factional shares; amounts paid, or to be paid, by Discovery (other than amounts paid, or to be paid, out of current operating income) to redeem Discovery stock, or as dividends on such stock; any other amounts paid, or to be paid, by Discovery to shareholders in the form of cash or other property; amounts used, or to be used, by Discovery to pay reorganization expenses; and amounts used, or to be used, by Discovery to repay or defease indebtedness.

6. The liabilities of Discovery to be assumed by Ansan and the liabilities to which the transferred assets of Discovery are subject were incurred by Discovery in the ordinary course of its business.

7. Ansan, Discovery and the shareholders of Discovery will pay their respective expenses, if any, incurred in connection with the Merger.

8. There is no intercorporate indebtedness existing between Discovery and Ansan that was issued, acquired, or will be settled at a discount.

9. None of the Ansan Shares to be received by any shareholder-employees of Discovery in the Merger will be separate consideration for, or allocable to, past or future services or any employment agreement. None of the compensation paid by Discovery to any shareholder-employee of Discovery is separate consideration for, or intended to be allocable to, such shareholder-employee's share of Discovery Stock, and the compensation paid to such shareholder-employee will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

10. Discovery is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

11. On the date of the Merger, the fair market value of the assets of Discovery transferred to Ansan in the Merger will equal or exceed the sum of liabilities assumed by Ansan, plus the amount of liabilities, if any, to which the transferred assets are subject.

12. Discovery is not under the jurisdiction of a court in a "title 11 or similar case" within the meaning of Section 368(a) (3) (A) of the Code.
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13.            The Transaction Agreement, its Exhibits and Schedules, and the
               other documents referenced in the Transaction Agreement, its Exhibits and its Schedules represent the full and complete agreement among Discovery and Ansan regarding the Merger, and there are no other written or oral agreements regarding the Merger.

14. Except for cash paid to Discovery shareholders in lieu of fractional shares of Ansan Shares or to Discovery shareholders exercising appraisal rights, no consideration other than Ansan Shares will be paid or received for Discovery Stock.

15. The Merger is being undertaken for legitimate business purposes of Discovery and not for the purpose of reducing or avoiding federal income taxes.


                    IN WITNESS WHEREOF, I have, on behalf of Discovery, signed this Certificate as of October , 1997.

                         DISCOVERY LABORATORIES, INC.


                         By: ________________________
                              Name:
                              Title:
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                                                                      Appendix 2
                                                                      ----------

                                     ANSAN
                             OFFICER'S CERTIFICATE

               In connection with the merger (the "Merger") of Discovery Laboratories, Inc., a Delaware corporation ("Discovery") with and into Ansan Pharmaceuticals, Inc., a Delaware corporation, pursuant to the Agreement by and between Discovery and Ansan dated as of July 16, 1997, (the "Transaction Agreement"; capitalized terms, unless otherwise defined herein, have the meanings ascribed to them in the Transaction Agreement), and for purposes of the tax opinions to be rendered by Heller Ehrman White & McAuliffe and Roberts, Sheridan & Kotel, the undersigned officer of Ansan hereby represents on behalf of Ansan that to the best knowledge and belief of such officer, after due inquiry and investigation, the facts relating to the Merger, as such facts are set forth in the Transaction Agreement and insofar as such facts pertain to Ansan, are true, correct, and complete in all material respects.

               The undersigned further represents on behalf of Ansan that to the best knowledge and belief of the undersigned, after due inquiry and investigation, the following:

         1.     All of the information contained in the Proxy
                Statement/Prospectus regarding Ansan and the description of the Merger is true, correct and complete.

         2. The fair market value of the Ansan Shares and cash in lieu of fractional Ansan Shares received by each Discovery shareholder will be approximately equal to the fair market value of the shares of Discovery Stock surrendered in the exchange.

         3. To the best knowledge of the management of Ansan, there is no plan or intention on the part of the shareholders of the Discovery to sell, exchange, or otherwise dispose of a number of Ansan Shares received in the Merger that would reduce Discovery shareholders' ownership of Ansan Shares to a number of Ansan Shares having a value, as of the date of the Merger, of less than 50% of the value of the formerly outstanding shares of the Discovery Stock as of the same date. For purposes of this representation, (I) shares of Discovery stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional Ansan Shares will be treated as outstanding shares of Discovery Stock and shares of Ansan Stock held by Discovery shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

         4. The payment of cash in lieu of fractional Ansan Shares is solely for the purpose of avoiding the expense and inconvenience to Ansan of issuing fractional Ansan Shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Discovery shareholders instead of issuing fractional Ansan Shares will not exceed one percent of the total consideration that will be issued in the transaction to the Discovery shareholders in exchange for their shares of Discovery Stock. The fractional share interests of each Discovery shareholder will be aggregated, and no Discovery shareholder will receive cash in amount equal to or greater than the value of one full Ansan Share.

         5. Ansan will acquire at least 90 percent or the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Discovery immediately prior to the Merger. For purposes of this representation, the following amounts paid, or to be paid, by Discovery in connection with the Merger have been treated as assets of Discovery held immediately prior to the Merger but not acquired by Ansan: amounts paid, or to be paid, by Discovery to dissenters; amounts paid, or to be paid, by Discovery as cash in lieu of fractional shares; amounts paid, or to be paid, by Discovery (other than amounts paid, or to be paid, out of current operating income) to redeem Discovery stock, or as dividends on such stock; any other amount paid, or to be paid, by Discovery to shareholders in the form of cash or other property; amounts used, or to be used, by Discovery to pay reorganization expenses; and amounts used, or to be used, by Discovery to repay or defease indebtedness.

         6. Ansan has no plan or intention to reacquire any of its stock issued in the Merger,

         7. Ansan, Discovery and the shareholders of Discovery will pay their respective expenses, if any, incurred in connection with the Merger.

         8. There is no intercorporate indebtedness existing between Ansan and Discovery that was issued, acquired, or will be settled at a discount.

         9. None of the Ansan Shares received by any shareholder-employees of Discovery in the Merger will be separate consideration for, or allocable to, past or future services or any employment agreement. None of the compensation paid by Discovery to any shareholder-employee of Discovery is separate consideration for, or intended to be allocable to, such shareholder-employee's shares of Discovery stock, and the compensation paid to such shareholder-employee will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        10. Ansan is not an investment company as defined in Section 368(a) (2) (F) (iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

        11. On the date of the Merger, the fair market value of the assets of the Discovery transferred to Ansan in the Merger will equal or exceed the sum of liabilities assumed by Ansan, plus the amount of liabilities, if any, to which the transferred assets are subject.

        12. Ansan is not under the jurisdiction of a court in a "title 11 or similar case" within the meaning of Section 368 (a)
                (3) (A) of the Code.

        13. Ansan has no plan or intention to sell or otherwise dispose of any of the assets acquired in the Merger, other than dispositions made in the ordinary course of business.

        14. Ansan intends to continue the historic business of Discovery or use a significant portion of Discovery's historic business assets in a business following the Merger.

        15. The Transaction Agreement, its Exhibits and Schedules, and the other documents referenced in the Transaction Agreement, its Exhibits and its Schedules represent the full and complete agreement between Ansan and Discovery regarding the Merger, and there are no other written or oral agreements regarding the Merger.

        16. Except for cash paid to Discovery shareholders in lieu of fractional shares of Ansan Shares or to Discovery shareholders exercising appraisal rights, no consideration other than Ansan Shares will be paid or received for Discovery Stock.

        17. The Merger is being undertaken for legitimate business purposes of Ansan and not for the purpose of reducing or avoiding federal income taxes.



                IN WITNESS WHEREOF, I have, on behalf of Ansan, signed this
                Certificate as of October    , 1997.

                                                    ANSAN PHARMACEUTICALS, INC.


                                    By:_______________________
                                      Name:
                                      Title: